Exhibit 99.1

Momentus Regains Compliance with Nasdaq Minimum Bid Price

SAN JOSE, Calif., September 8, 2023--Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company that offers satellite buses, transportation, and other in-space infrastructure services, today announced that it has received formal notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC indicating that Momentus has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1).

To regain compliance with the Rule, the Company’s common shares were required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days, which was achieved on September 7, 2023. As a result, the listing matter has been closed.

About Momentus

Momentus is a U.S. commercial space company that offers commercial satellite buses and in-space infrastructure services including in-space transportation, hosted payloads, and other in-orbit services.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Momentus’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 8, 2023, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Momentus Contacts
Investors:
investors@momentus.space

Media:
press@momentus.space